Exhibit 99.1

News Release
DIVERSEY ANNOUNCES SECOND QUARTER 2022 RESULTS

•Reported sales +10.0% compared to prior year; +20.6% in constant currency
◦Institutional +7% reported sales and +17% in constant currency
◦Food and Beverage +18% reported sales and +29% in constant currency

•Net Loss attributable to common stockholders of $34.2 million for the second quarter
◦Adjusted EBITDA was $88.4 million, representing 12.4% of sales
◦Adjusted EBITDA margin improved by 330 basis points sequentially from the first quarter

•Reaffirms 2022 full year revenue growth of high single digits; Lowers Adjusted EBITDA outlook to a range of $350 to $390 million to reflect current exchange rate environment

FORT MILL, S.C., August 4, 2022: Diversey Holdings, Ltd. ("Diversey") (NASDAQ: DSEY) announces second quarter results.

“We delivered a solid quarter with strong and broad-based top line growth, driven by high customer retention, new business wins and accelerating pricing,” said Phil Wieland, Diversey’s Chief Executive Officer. “Our Institutional and Food and Beverage revenues are well above pre-pandemic levels on a constant currency basis, with additional recovery still to be captured. While significant global macro challenges remain, the strength and resiliency of our business model gives us ongoing confidence that we will achieve our full year outlook after adjusting for the currency impact. We are pricing for inflation and expect to see our revenue and margins continue to improve throughout the remainder of the year, which should position us for solid and sustainable earnings growth once the current challenges recede."

Unaudited	Second Quarter Ended June 30
(millions)	2022	2021	% Change	2019	% Change
Net sales	$715.3	$650.1	10.0%	$679.9	5.2%
Loss before taxes	(33.7)	(11.1)	(203.6)%	(8.0)	321.3%
Net loss	(34.2)	(1.3)	(2530.8)%	(12.8)	167.2%
Adjusted net income (loss)(1)	28.8	45.6	(36.8)%	22.0	30.9%

Adjusted EBITDA(1)	88.4	101.3	(12.7)%	88.8	(0.5)%
% Margin(1)	12.4%	15.6%	(320) bps	13.1%	(70) bps

(1) See the “Non-GAAP Financial Information and Segment Adjusted EBITDA” section herein for explanations of these financial measures.

Second Quarter 2022 Consolidated Results

Net sales increased 10.0% versus prior year or 20.6% when adjusting for currency. Both the Institutional and Food and Beverage segments are showing positive momentum in volume growth and pricing. Each segment continues to win new customers while passing through pricing to combat high cost inflation. Comparing to a pre-COVID baseline, consolidated reported net sales were 5.2% above Q2 2019.

Loss before taxes of $33.7 million in the second quarter of 2022 included Special Items (as defined below) impact of $49.3 million and compared to loss before taxes of $11.1 million in second quarter 2021 including Special Items impact of $38.8 million. Adjusted net income in the second quarter 2022 was $28.8 million compared to $45.6 million in the same quarter 2021 and Adjusted EPS of $0.09 in second quarter 2022 compared to $0.15 in the same quarter 2021.

In an inflationary environment with increased foreign exchange headwinds, Adjusted EBITDA for the second quarter 2022 was $88.4 million, representing a decline of 12.7% versus the period in 2021 and 0.5% versus the period in 2019. Adjusted EBITDA margin declined 320 basis points compared to the same period 2021 and 70 basis points versus the period in 2019. In the second quarter, pricing accounted for 10% revenue growth and the level of pricing is expected to increase further throughout the year. However, accelerating pricing and increased volume were more than offset by higher costs and foreign exchange pressures in the period.

Segment Review

Institutional

Unaudited	Second Quarter Ended June 30
(millions)	2022	2021	% Change	2019	% Change
Net sales	$509.6	$476.4	7.0%	$515.3	(1.1)%
Adjusted EBITDA	74.5	78.1	(4.6)%	79.3	(6.1)%
% Margin	14.6%	16.4%	(180) bps	15.4%	(80) bps

Net sales of $509.6 million in the Institutional segment were 7.0% above Q2 2021 or 17.4% above when adjusting for currency. Strong growth in the quarter reflects a combination of new client wins, innovation, pricing, and continued expansion with our existing customers as we progress towards a return to pre-pandemic levels. Adjusted EBITDA of $74.5 million declined 4.6% and margin declined 180 basis points vs Q2 2021 due to cost pressures, but grew 340 basis points sequentially from Q1 2022 as pricing continues to gain traction. Acquisitions contributed $14.1 million to sales growth and $3.1 million to Adjusted EBITDA.

Food & Beverage

Unaudited	Second Quarter Ended June 30
(millions)	2022	2021	% Change	2019	% Change
Net sales	$205.7	$173.7	18.4%	$164.6	25.0%
Adjusted EBITDA	23.5	35.1	(33.0)%	24.3	(3.3)%
% Margin	11.4%	20.2%	(880) bps	14.8%	(340) bps

Net sales of $205.7 million in the Food & Beverage segment were 18.4% above Q2 2021 or 29.3% above when adjusting for currency. This strong growth was driven by high win rates, pricing and success with the new water treatment offering. Adjusted EBITDA of $23.5 million declined 33.0% and margin declined 880 basis points compared to the same 2021 period, impacted by high input cost inflation, particularly in Europe due to the Russia-Ukraine war. Aggressive pricing actions are being taken to address the price-cost gap. Acquisitions contributed $12.5 million to sales growth and $2.0 million to Adjusted EBITDA.

Outlook

Diversey continues to be encouraged by the resiliency of the business while implementing pricing actions reflective of the inflationary environment. The macro background continues to be unpredictable and the volatility in global exchange rates is impacting the Company's strong execution. Accordingly, Diversey reaffirms high single-digit percentage revenue growth for the full year, but believes it is appropriate to update its current outlook for Adjusted EBITDA to $350 million to $390 million to reflect the current exchange rate environment. If the inflation or foreign exchange environment changes, an update to the outlook could be provided as the year progresses.

Given the unique environment, Diversey is providing a third quarter estimate for revenue to be in a range of $680 to $720 million and adjusted EBITDA to be in a range of $85 to $95 million. The third quarter outlook reflects volume growth and price increases that are expected to build throughout the year, offset by the historical seasonality of Diversey’s business and the impact of opening a new warehouse in Kentucky, which could add incremental one-time costs and shift sales and profit to the fourth quarter. The expected increase in earnings from Q3 to Q4 reflects the new warehouse opening, continued pricing, growth and cost containment actions.

About Diversey

Diversey’s mission is to protect and care for people through leading hygiene, infection prevention, and cleaning solutions. We develop and deliver innovative products, services, and technologies that save lives and protect our environment. Over the course of 95 years, the Diversey brand has become synonymous with product quality, service, and innovation.

For more information, visit www.diversey.com or follow us on LinkedIn, Facebook, or Twitter @diversey.

Diversey Holdings, Ltd.
Investor Contact:
Grant Graver
ir@diversey.com

Conference Call and Webcast Information

Management will host a webcast and conference call today, August 4, 2022 at 8:30 am ET to discuss the results for Q2 2022.

The event will be available live via webcast which can be accessed here. Interested parties may also access the conference call by dialing 1-877-407-0784 (Toll Free) or 1-201-689-8560 (Toll/International) and requesting the Diversey Second Quarter 2022 Earnings Conference Call. Participants are asked to dial in 10 minutes prior to the call in order to register for the event.

An audio replay of the conference call will be available approximately three hours after the conference call until 11:59 pm ET on August 18, 2022 and can be accessed by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and providing the passcode 13729624.

Cautionary Statements Regarding Forward-Looking Information

This communication contains forward-looking statements that are subject to substantial risks and uncertainties. All statements other than statements of historical fact included in this communication, including statements regarding our business strategy, future operations and results thereof, future financial position, future revenue, projected costs, prospects, current and prospective products, current and prospective collaborations, timing and likelihood of success, plans and objectives of management, expected market growth and future results of current and anticipated products are forward-looking statements. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, "potential", "predict", “intend”, “believe”, “may”, "might", “will”, "would", “should”, “can have”, "could", "continue", "contemplate", "target", “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events although not all forward-looking statements contain these identifying words. For example, all statements we make relating to our estimated and projected costs, expenditures, cash flows, growth rates and financial results or our plans and objectives for future operations, growth initiatives, or strategies are forward-looking statements. All forward-looking statements involve unknown risks, and other important factors that may cause actual results performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including:

•the continuation of the COVID-19 pandemic may cause disruptions to our operations, customer demand, and our suppliers’ ability to support us;
•uncertain global economic conditions which have had and could continue to have an adverse effect on our consolidated financial condition and results of operations;
•the global nature of our operations exposes us to numerous risks that could materially adversely affect our consolidated financial condition and results of operations;
•fluctuations between non-U.S. currencies and the U.S. dollar could materially impact our consolidated financial condition or results of operations;
•political and economic instability and risk of government actions affecting our business and our customers or suppliers may adversely impact our business, results of operations and cash flows;
•raw material pricing, availability and allocation by suppliers as well as energy-related costs may negatively impact our results of operations, including our profit margins;
•if we do not develop new and innovative products or if customers in our markets do not accept them, our results would be negatively affected;
•cyber risks and the failure to maintain the integrity of our operational or security systems or infrastructure;
•the introduction of the Organization for Economic Cooperation and Development’s Base Erosion and Profit Shifting may adversely affect our effective rate of tax in future periods;
•the consolidation of customers may adversely affect our business, consolidated financial condition or results of operations;
•we experience competition in the markets for our products and services and in the geographic areas in which we operate;
•instability and uncertainty in the credit and financial markets could adversely impact the availability of credit that we and our customers need to operate our business;
•new and stricter regulations may affect our business and consolidated condition and results of operations; and
•the other risks described under “Risk Factors” in Diversey’s Form 10-K filed with the Securities and Exchange Commission.

We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements as well as other cautionary statements that are made from time to time in our other SEC filings and public communications. You should evaluate all forward-looking statements in the context of these risks and uncertainties.

We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. The forward-looking statements included herein are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Non-GAAP Financial Information

We present financial information that conforms to generally accepted accounting principles in the United States (“U.S. GAAP"). We also present financial information that does not conform to U.S. GAAP ("Non-GAAP"), as our management believes it is useful to investors.

The Non-GAAP financial metrics exclude items that we consider to be certain specified items (“Special Items”), such as restructuring charges, transaction and integration costs, certain transaction and other charges related to acquisitions and divestitures, gains and losses related to acquisitions and divestitures, and certain other items. We evaluate unusual or Special Items on an individual basis. Our evaluation of whether to exclude an unusual or Special Item for purposes of determining our Non-GAAP financial measures considers both the quantitative and qualitative aspects of the item, including among other things (i) its nature, (ii) whether or not it relates to our ongoing business operations, and (iii) whether or not we expect it to occur as part of our normal business on a regular basis.

EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA are supplemental measures that are not required by, or presented in accordance with, U.S. GAAP. We define EBITDA as income (loss) before income tax provisions (benefit), interest expense, and depreciation and amortization, and Adjusted EBITDA, as EBITDA adjusted for other items to (i) eliminate certain non-operating income or expense items, (ii) eliminate the impact of certain non-cash and other items that are included in net income (loss) that we do not consider indicative of our ongoing operating performance, and (iii) eliminate certain unusual and non-recurring items impacting results in a particular period.

EBITDA and Adjusted EBITDA are not measures of our financial performance under U.S. GAAP and should not be considered as an alternative to revenues, net income (loss), income (loss) before income tax provision or any other performance measures derived in accordance with U.S. GAAP, nor should they be considered as alternatives to cash flows from operating activities as a measure of liquidity in accordance with U.S. GAAP. In addition, our method of calculating EBITDA and Adjusted EBITDA may vary from the methods used by other companies.

Our management considers EBITDA and Adjusted EBITDA to be key indicators of our financial performance. Additionally, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. We also believe that investors, analysts and rating agencies consider EBITDA and Adjusted EBITDA useful means of measuring our ability to meet our debt service obligations and evaluating our financial performance, and management uses these measures for one or more of these purposes. Our presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items. EBITDA and Adjusted EBITDA have important limitations as analytical tools and you should not consider them in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. The use of EBITDA and Adjusted EBITDA instead of net income has limitations as an analytical tool.

Adjusted Net Income

Adjusted Net Income (as defined below) and Adjusted Earnings (Loss) Per Share (“Adjusted EPS”) are Non-GAAP financial measures. We define Adjusted Net Income as net income (loss) adjusted to (i) eliminate certain non-operating income or expense items, (ii) eliminate the impact of certain non-cash and other items that are included in net income that we do not consider indicative of our ongoing operating performance, (iii) eliminate certain unusual and non-recurring items impacting results in a particular period, and (iv) reflect the tax effect of items (i) through (iii) and other tax special items.

We believe that in addition to our results determined in accordance with GAAP, Adjusted Net Income and Adjusted EPS are useful in evaluating our business, results of operations and financial condition. We believe that Adjusted Net Income and Adjusted EPS may be helpful to investors because they provide consistency and comparability with past financial performance and facilitate period to period comparisons of our operations and financial results, as they eliminate the effects of certain variables from period to period for reasons that we do not believe reflect our underlying operating performance or are unusual or infrequent in nature. However, Adjusted Net Income and Adjusted EPS are presented for supplemental informational purposes only and should not be considered in isolation or as a substitute or alternative for financial information presented in accordance with GAAP.

Adjusted Net Income and Adjusted EPS have limitations as analytical tools.

Diversey Holdings, Ltd.
Condensed Consolidated Balance Sheets
(Unaudited)

(in millions except per share amounts)	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$248.2	$207.6
Trade receivables, net of allowance for doubtful accounts of $22.5 and $23.5	416.2	414.3
Other receivables	64.9	59.3
Inventories	369.7	337.6
Prepaid expenses and other current assets	105.7	69.4
Total current assets	1,204.7	1,088.2
Property and equipment, net	229.4	210.7
Goodwill	468.0	471.5
Intangible assets, net	2,021.3	2,147.3
Other non-current assets	365.0	382.3
Total assets	$4,288.4	$4,300.0

Liabilities and stockholders' equity
Current liabilities:
Short-term borrowings	$6.5	$10.7
Current portion of long-term debt	11.4	10.9
Accounts payable	516.3	434.3
Accrued restructuring costs	15.4	16.7
Other current liabilities	384.3	384.5
Total current liabilities	933.9	857.1
Long-term debt, less current portion	1,973.6	1,973.0
Deferred taxes	162.7	164.3
Other non-current liabilities	487.9	520.0
Total liabilities	3,558.1	3,514.4
Commitments and contingencies
Stockholders' equity:
Ordinary shares, $0.01 par value per share; 1,000,000,000 shares authorized, 324,264,670 and 324,369,517 shares outstanding in 2022 and 2021	—	—
Preferred shares, $0.0001 par value per share, 200,000,000 shares authorized, 0 shares outstanding in 2022 and 2021	—	—
Additional paid-in capital	1694.6	1,662.7
Accumulated deficit	(793.4)	(720.1)
Accumulated other comprehensive loss	(170.9)	(157.0)
Total stockholders' equity	730.3	785.6
Total liabilities and stockholders' equity	$4,288.4	$4,300.0

Diversey Holdings, Ltd.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions except per share amounts)	2022	2021	2022	2021
Net sales	$715.3	$650.1	$1,375.3	$1,281.6
Cost of sales	478.3	384.5	902.2	769.6
Gross profit	237.0	265.6	473.1	512.0
Selling, general and administrative expenses	209.7	206.2	423.4	449.3
Transaction and integration costs	9.1	6.9	13.6	20.2
Management fee	—	—	—	19.4
Amortization of intangible assets	22.8	24.1	47.0	48.4
Restructuring and exit costs	18.4	5.4	28.2	8.0
Operating income (loss)	(23.0)	23.0	(39.1)	(33.3)
Interest expense	27.0	27.9	57.3	71.6
Foreign currency (gain) loss related to hyperinflationary subsidiaries	(1.3)	2.2	(1.6)	0.2
Other (income) expense, net	(15.0)	4.0	(23.9)	4.1
Loss before income tax provision (benefit)	(33.7)	(11.1)	(70.9)	(109.2)
Income tax provision (benefit)	0.5	(9.8)	2.4	(12.2)
Net loss	$(34.2)	$(1.3)	$(73.3)	$(97.0)

Basic and diluted loss per share	$(0.11)	$—	$(0.23)	$(0.35)
Basic and diluted weighted average shares outstanding	319.8	300.8	319.7	274.2

Diversey Holdings, Ltd.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

(in millions)	Six Months Ended June 30, 2022	Six Months Ended June 30, 2021
Operating activities:
Net loss	$(73.3)	$(97.0)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization	93.9	94.0
Amortization of deferred financing costs and original issue discount	3.6	19.3
Gain on derivatives	4.2	—
Deferred taxes	(10.2)	(6.2)
Non-cash foreign currency exchange (gain) loss	(5.3)	7.6
Share-based compensation	31.9	53.2
Impact of highly inflationary subsidiaries	(1.6)	0.2
Provision for bad debts	1.8	3.3
Provision for slow moving inventory	16.1	3.1
Non-cash pension benefit	(7.0)	(8.3)
Changes in operating assets and liabilities:
Trade receivables, net	(22.2)	(66.8)
Inventories, net	(52.7)	(53.1)
Accounts payable	100.2	25.2
Income taxes, net	(9.7)	(23.0)
Other assets and liabilities, net	(4.8)	(51.2)
Cash provided by (used in) operating activities	64.9	(99.7)
Investing activities:
Business acquired in purchase transactions, net of cash acquired	(41.4)	—
Dosing and dispensing equipment	(38.6)	(30.2)
Capital expenditures	(35.4)	(11.6)
Collection of deferred factored receivables	—	32.4
Cash used in investing activities	(115.4)	(12.4)
Financing activities:
Contingent consideration payments	—	(0.1)
Proceeds from (payments on) short-term borrowings	(3.6)	3.1
Proceeds from revolving credit facility	50.0	25.0
Payments on revolving credit facility	(50.0)	(25.0)
Payments on long-term borrowings	(8.7)	(733.9)
Payment of deferred financing costs	—	(2.5)
Issuance of ordinary shares sold in IPO, net of offering costs	—	725.7
Proceeds from termination of derivatives	112.2	—
Cash provided by (used in) financing activities	99.9	(7.7)
Exchange rate changes on cash	(8.8)	(2.9)
Increase (decrease) in cash, cash equivalents and restricted cash	40.6	(122.7)
Cash, cash equivalents and restricted cash at beginning of period	208.2	201.7
Cash, cash equivalents and restricted cash at end of period	$248.8	$79.0

Supplemental Cash Flow Information:
Interest payments	$45.0	$57.5
Income tax payments	$22.5	$16.8
Conversion of preferred equity certificates to equity	$—	$620.9
Beneficial interest obtained for factored receivables	$—	$17.1

The following table reconciles loss before income tax benefit to EBITDA and Adjusted EBITDA for the periods presented:

	Three Months Ended June 30,
(in millions)	2022	2021	2019
Loss before income tax provision (benefit)	$(33.7)	$(11.1)	$(8.0)
Interest expense	27.0	27.9	36.9
Interest income	(0.7)	(1.2)	(1.7)
Amortization expense of intangible assets	22.8	24.1	22.9
Depreciation expense included in cost of sales	20.9	20.8	21.0
Depreciation expense included in selling, general and administrative expenses	2.8	2.0	1.6
EBITDA	39.1	62.5	72.7
Transaction and integration costs(1)	9.1	6.9	10.2
Restructuring and exit costs(2)	18.4	5.4	4.9
Foreign currency (gain) loss related to hyperinflationary subsidiaries(3)	(1.3)	2.2	4.2
Adjustment for tax indemnification asset(4)	0.5	1.3	0.2
Acquisition accounting adjustments(5)	—	—	0.7
Bain Capital management fee(6)	—	—	1.9
Non-cash pension and other post-employment benefit plan(7)	(3.4)	(3.9)	(2.3)
Unrealized foreign currency exchange (gain) loss(8)	(4.2)	1.7	(2.7)
Factoring and securitization fees(9)	1.3	1.2	0.9
Share-based compensation(10)	17.7	19.8	—
Tax receivable agreement adjustments(11)	(6.6)	4.1	—
COVID-19 inventory charges(12)	17.4	—	—
Other items	0.4	0.1	(1.9)
Consolidated Adjusted EBITDA	$88.4	$101.3	$88.8

	Six Months Ended June 30,
(in millions)	2022	2021	2019
Loss before income tax provision (benefit)	$(70.9)	$(109.2)	$(53.5)
Interest expense	57.3	71.6	71.0
Interest income	(1.4)	(2.1)	(3.3)
Amortization expense of intangible assets	47.0	48.4	45.8
Depreciation expense included in cost of sales	41.5	41.6	40.7
Depreciation expense included in selling, general and administrative expenses	5.4	4.0	2.9
EBITDA	78.9	54.3	103.6
Transaction and integration costs(1)	13.6	20.2	24.9
Restructuring and exit costs(2)	28.2	8.0	4.9
Foreign currency (gain) loss related to hyperinflationary subsidiaries(3)	(1.6)	0.2	5.2
Adjustment for tax indemnification asset(4)	0.4	1.3	0.2
Acquisition accounting adjustments(5)	1.3	—	1.4
Bain Capital management fee(6)	—	19.4	3.8
Non-cash pension and other post-employment benefit plan(7)	(7.0)	(7.7)	(4.7)
Unrealized foreign currency exchange (gain) loss(8)	(5.3)	7.6	1.6
Factoring and securitization fees(9)	2.2	2.2	1.8
Share-based compensation(10)	32.8	83.3	—
Tax receivable agreement adjustments(11)	(13.0)	4.1	—
COVID-19 inventory charges(12)	17.4	—	—
Other items	0.8	1.1	(1.8)
Consolidated Adjusted EBITDA	$148.7	$194.0	$140.9

The following table reconciles net loss to Adjusted Net Income and basic and diluted earnings (loss) per share to Adjusted EPS for the periods presented:

	Three Months Ended June 30,
	2022		2021		2019
(in millions, except per share amounts)	Net Income (Loss)	Basic and diluted EPS(16)	Net Income (Loss)	Basic and diluted EPS(16)	Net Income (Loss)	Basic and diluted EPS(16)
Reported (GAAP)	$(34.2)	$(0.11)	$(1.3)	$—	$(12.8)	$(0.05)
Amortization expense of intangible assets acquired	22.8	0.07	24.1	0.08	22.9	0.09
Transaction and integration costs(1)	9.1	0.03	6.9	0.02	10.2	0.04
Restructuring and exit costs(2)	18.4	0.06	5.4	0.02	4.9	0.02
Foreign currency (gain) loss related to hyperinflationary subsidiaries(3)	(1.3)	—	2.2	0.01	4.2	0.02
Adjustment for tax indemnification asset(4)	0.5	—	1.3	—	0.2	—
Acquisition accounting adjustments(5)	—	—	—	—	0.7	—
Bain Capital management fee(6)	—	—	—	—	1.9	0.01
Non-cash pension and other post-employment benefit plan(7)	(3.4)	(0.01)	(3.9)	(0.01)	(2.3)	(0.01)
Unrealized foreign currency exchange (gain) loss(8)	(4.2)	(0.01)	1.7	0.01	(2.7)	(0.01)
Share-based compensation(10)	17.7	0.06	19.8	0.07	—	—
Tax receivable agreement adjustments(11)	(6.6)	(0.02)	4.1	0.01	—	—
COVID-19 inventory charges(12)	17.4	0.05	—	—	—	—
Accelerated expense of deferred financing and original issue discount costs(13)	0.0	0.00	2.1	0.01	—	—
Other items	0.4	—	0.1	—	(1.9)	(0.01)
Tax effects related to non-GAAP adjustments(14)	(15.2)	(0.05)	(8.7)	(0.04)	(7.6)	(0.03)
Discrete tax adjustments(15)	7.4	0.02	(8.2)	(0.03)	4.3	0.02
Adjusted (Non-GAAP)	$28.8	$0.09	$45.6	$0.15	$22.0	$0.09

	Six Months Ended June 30,
	2022		2021		2019
(in millions, except per share amounts)	Net Income (Loss)	Basic and diluted EPS(16)	Net Income (Loss)	Basic and diluted EPS(16)	Net Income (Loss)	Basic and diluted EPS(16)
Reported (GAAP)	$(73.3)	$(0.23)	$(97.0)	$(0.35)	$(57.3)	$(0.24)
Amortization expense of intangible assets acquired	47.0	0.15	48.4	0.18	45.8	0.19
Transaction and integration costs(1)	13.6	0.04	20.2	0.07	24.9	0.10
Restructuring and exit costs(2)	28.2	0.09	8.0	0.03	4.9	0.02
Foreign currency (gain) loss related to hyperinflationary subsidiaries(3)	(1.6)	(0.01)	0.2	—	5.2	0.02
Adjustment for tax indemnification asset(4)	0.4	—	1.3	—	0.2	—
Acquisition accounting adjustments(5)	1.3	—	—	—	1.4	0.01
Bain Capital management fee(6)	—	—	19.4	0.07	3.8	0.02
Non-cash pension and other post-employment benefit plan(7)	(7.0)	(0.02)	(7.7)	(0.03)	(4.7)	(0.02)
Unrealized foreign currency exchange (gain) loss(8)	(5.3)	(0.02)	7.6	0.03	1.6	0.01
Share-based compensation(10)	32.8	0.10	83.3	0.30	—	—
Tax receivable agreement adjustments(11)	(13.0)	(0.04)	4.1	0.01	—	—
COVID-19 inventory charges(12)	17.4	0.05	—	—	—	—
Accelerated expense of deferred financing and original issue discount costs(13)	0.0	0.00	14.0	0.05	—	—
Other items	0.8	—	1.1	—	(1.8)	(0.01)
Tax effects related to non-GAAP adjustments(14)	(25.7)	(0.06)	(24.4)	(0.08)	(17.3)	(0.07)
Discrete tax adjustments(15)	16.9	0.05	(6.7)	(0.02)	4.3	0.02
Adjusted (Non-GAAP)	$32.5	$0.10	$71.8	$0.26	$11.0	$0.05

(1) These costs consist primarily of professional and consulting services which are non-operational in nature, costs related to strategic initiatives, acquisition-related costs, and costs incurred in preparing to become a publicly traded company.

(2) Includes costs related to restructuring programs and business exit activities. Refer to Note 16 — Restructuring and Exit Activities in the Notes to our Condensed Consolidated Financial Statements included elsewhere in the Quarterly Report on Form 10-Q for additional information.

(3) Argentina and Turkey were deemed to have highly inflationary economies and the functional currencies for our Argentina and Turkey operations were changed from the Argentine peso and Turkish lira to the United States dollar and remeasurement charges/credits are recorded in our Condensed Consolidated Statements of Operations rather than as a component of Cumulative Translation Adjustment on our Condensed Consolidated Balance Sheets.

(4) In connection with the Diversey Acquisition, the purchase agreement governing the transaction includes indemnification provisions with respect to tax liabilities. The offset to this adjustment is included in income tax provision.

(5) In connection with various acquisitions we recorded fair value increases to our inventory. These amounts represent the amortization of this increase.

(6) Represents fees paid to Bain Capital pursuant a management agreement whereby we have received general business consulting services; financial, managerial and operational advice; advisory and consulting services with respect to selection of advisors; advice in different fields; and financial and strategic planning and analysis. The management agreement was terminated in March 2021 pursuant to its terms upon the consummation of the IPO, and we recorded a termination fee of $17.5 million during the first quarter of 2021.

(7) Represents the net impact of the expected return on plan assets, interest cost, and settlement cost components of net periodic defined benefit income related to our defined benefit pension plans.

(8) Represents the unrealized foreign currency exchange impact on our operations, primarily attributed to the valuation of the U.S. Dollar-denominated debt held by our European entity.

(9) Represents the fees to complete the sale of the receivables without recourse under our accounts receivable factoring and securitization agreements. Refer to Note 5 — Financial Statement Details in the Notes to our Condensed Consolidated Financial Statements included elsewhere in the Quarterly Report on Form 10-Q for additional information.

(10) Represents compensation expense associated with our share-based equity and liability awards. See Note 15 — Share-Based Compensation in the Notes to our Condensed Consolidated Financial Statements included elsewhere in the Quarterly Report on Form 10-Q for additional information.

(11) Represents the adjustment to our tax receivable agreement liability due to changes in valuation allowances that impact the realizability of the attributes of the tax receivable agreement.

(12) Represents a charge of $17.4 million in the second quarter of 2022 for excess inventory and estimated disposal costs related to COVID-19.

(13) Represents accelerated non-cash expense of deferred financing costs and original issue discount costs as certain debt facilities were fully repaid or paid down significantly in March 2021 using proceeds from the IPO.

(14) The tax rate used to calculate the tax impact of the pre-tax adjustments is based on the jurisdiction in which the charge was recorded.

(15) Represents adjustments related to discrete tax items including uncertain tax provisions, impacts from rate changes in certain jurisdictions and changes in our valuation allowance.

(16) For purposes of calculating earnings (loss) per share the Company has retrospectively presented earnings (loss) per share as if the Reorganization Transactions had occurred at the beginning of the earliest period presented. Such retrospective presentation reflects an increase of approximately 47.4 million shares due to the exchange of shares in Constellation for shares in the Company.

The following table represents net sales by segment:

(in millions, except percentages)	Institutional		Food & Beverage		Total
Q2 2021 Net Sales	$476.4	73.3%	$173.7	26.7%	$650.1
Organic change (non-GAAP)	68.8	14.4%	38.4	22.1%	107.2	16.5%
Acquisition	14.1	3.0%	12.5	7.2%	26.6	4.1%
Constant dollar change (non-GAAP)	82.9	17.4%	50.9	29.3%	133.8	20.6%
Foreign currency translation	(49.7)	(10.4)%	(18.9)	(10.9)%	(68.6)	(10.6)%
Total change	33.2	7.0%	32.0	18.4%	65.2	10.0%
Q2 2022 Net Sales	$509.6	71.2%	$205.7	28.8%	$715.3